PRESS RELEASE

Contacts:

Patrick L. Alexander

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

April 18, 2013

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2013 Earnings

(Manhattan, KS, April 18, 2013) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2013 after the market closes on Wednesday, May 1, 2013. The Company will host a conference call to discuss these results on Thursday, May 2, 2013 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (888) 317-6016. Investors should call in to the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through May 31, 2013, by dialing (877) 344-7529 and using conference number 10027803.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 22 locations in 17 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2), Wamego, and Wellsville, Kansas. Visit www.banklandmark.com for more information.